UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Taysha Gene Therapies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TAYSHA GENE THERAPIES, INC., a Delaware corporation (the “Company”). The meeting will be held on June 22, 2023 at 11:00 a.m., Eastern Time and will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online, for the following purposes:

1.	To elect the Board of Directors’ nominees, Sean P. Nolan and Laura Sepp-Lorenzino, Ph.D., to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023.

3.

To approve a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-five (1:5) to one-for-twenty (1:20), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2024 Annual Meeting of Stockholders

4.

To approve a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, a reduction in the total number of authorized shares of the Company’s common stock as illustrated in the table under the caption “Effects of Authorized Shares Reduction” in the section of the accompanying proxy statement entitled “Authorized Share Reduction Proposal.”

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The meeting can be accessed by visiting www.virtualshareholdermeeting.com/TSHA2023 and entering the control number included in the proxy card in the enclosed proxy materials. You will not be able to attend the meeting in person.

The record date for the Annual Meeting is April 24, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Stockholders’ Meeting to Be
Held on June 22, 2023 at 11:00 a.m., Eastern Time.

The proxy statement and annual report to stockholders
are available at http://www.ir.tayshagtx.com.

By Order of the Board of Directors,

/s/ Kamran Alam

Kamran Alam
Chief Financial Officer and Corporate Secretary

Dallas, TX
May 8, 2023

i

You are cordially invited to attend the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ii

i

TAYSHA GENE THERAPIES, INC.

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

June  22, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board” or “Board of Directors”) of Taysha Gene Therapies, Inc. (sometimes referred to as the “Company” or “Taysha”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May 8, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual stockholder meeting held on Thursday, June 22, 2023 at 11:00 a.m., Eastern Time, through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/TSHA2023 and entering the control number included in the proxy card in the enclosed proxy materials. We recommend that you log on a few minutes before the Annual Meeting to ensure that you are logged in when the meeting begins. To access the meeting, follow the instructions you will receive in subsequent emails you receive after registration. Information on how to vote online during the Annual Meeting is discussed below.

Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will not be able to attend the Annual Meeting in person.

We encourage you to access the Annual Meeting before it begins. Online check-in will begin approximately 15 minutes before the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 64,178,567 shares of common stock outstanding and entitled to vote. Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2023 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two directors (Proposal 1);

•

Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023 (Proposal 2);

•

Approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-five (1:5) to one-for-twenty (1:20), inclusive (the “Reverse Stock Split”), with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2023 Annual Meeting of Stockholders (Proposal 3); and

•

Approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, a reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”) with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split (Proposal 4).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online during the meeting even if you have already voted by proxy.

•	To vote online during the meeting, access the Annual Meeting materials by following the instructions you will receive in your email and submit an electronic ballot during the meeting.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your telephone vote must be received before 11:59 p.m., Eastern Time on June 21, 2023.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your internet vote must be received before 11:59 p.m., Eastern Time on June 21, 2023.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You must also register to attend the meeting at www.virtualshareholdermeeting.com/TSHA2023 using the control number as provided by your broker, bank, or other agent.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you held as of April 24, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of all two nominees for director;

•	“For” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

•

“For” the approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between one-for-five and one-for-twenty, inclusive, as determined by the Board of Directors in its sole discretion; and

•

“For” the approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposals 2, 3 and 4 are considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 3 and 4.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 9, 2024 to 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2023 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 23, 2024 and March 24, 2024. Your notice to the Corporate Secretary must set forth information specified in our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an Annual Meeting of Stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-39536), filed with the Securities and Exchange Commission on September 29, 2020.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For,” “Against” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Abstentions on Proposals 2, 3 and 4 will be counted towards the vote total for these proposals and will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposals 2, 3 and 4, we do not expect broker non-votes on Proposal these proposals.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under such rules and we therefore expect broker non-votes on this proposal. However, because Proposals 2, 3 and 4 are considered “routine” under such rules, we do not expect broker non-votes on these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.

To be approved, Proposal 3, approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between one-for-five and one-for-twenty, inclusive, as determined by the Board of Directors in its sole discretion, must receive “For” votes from the holders of a majority of shares outstanding and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 3, we do not expect broker non-votes on this proposal.

To be approved, Proposal 4, approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split, must receive “For” votes from the holders of a majority of shares outstanding and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 4, we do not expect broker non-votes on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 64,178,567 shares outstanding and entitled to vote. Thus, the holders of 32,089,284 shares must be present or represented by proxy at the meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How do I ask a question at the Annual Meeting?

Only stockholders of record as of April 24, 2023 may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual meeting at www.virtualshareholdermeeting.com/TSHA2023 and typing your question in the box in the meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the Annual Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that such remarks are respectful of your fellow stockholders and meeting participants. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the “Question and Answer” portion of the Annual Meeting.

What do I do if I have technical difficulties in connection with the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number displayed on the virtual meeting page. Technical support will be available beginning approximately one hour prior to the meeting on June 22, 2023.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the annual meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning June 12, 2023, and until the meeting, stockholders should email IR@tayshagtx.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at http://www.ir.tayshagtx.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2023. Both of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, both of these nominees would serve until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend each Annual Meeting of Stockholders. Last year, four of our seven directors then serving attended the 2022 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Taysha. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

CLASS III NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board of Directors to recommend that person as a nominee for director.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Committee also takes into account gender, age and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that that nominee should continue to serve on the Board.

Sean P. Nolan, age 55

Sean P. Nolan has served as our Chief Executive Officer since December 2022 and as the Chairman of our Board of Directors since March 2020. He has served as the President of Nolan Capital, LLC, an investment fund, since October 2019. Mr. Nolan most recently served as President, Chief Executive Officer and a member of the board of directors of AveXis, Inc., a publicly traded gene therapy company, from 2015 to May 2018 until its acquisition by Novartis International AG. Mr. Nolan has served on the board of directors of Ventas, Inc., a publicly traded healthcare real estate investment trust company, since July 2019 and previously served on the board of directors of Neoleukin Therapeutics, Inc., a publicly traded biopharmaceutical company, from 2015 to June 2020.

Mr. Nolan has served on the board of directors of Social Capital Suvretta Holdings Corp. II, a special purpose acquisition company, since September 2021. Mr. Nolan earned a B.S. in biology from John Carroll University. Our Board of Directors believes that Mr. Nolan is qualified to serve as a director based on his role as our Chief Executive Officer and his more than 30 years of broad leadership and management experience in the biopharmaceutical industry.

Laura Sepp-Lorenzino, Ph.D., age 62

Laura Sepp-Lorenzino has served as a member of our Board of Directors since November 2020. She has served as Executive Vice President, Chief Scientific Officer of Intellia Therapeutics, Inc., a publicly traded biotechnology company, since May 2019. From 2017 to May 2019, Dr. Sepp-Lorenzino served as Vice President, Head of Nucleic Acid Therapies at Vertex Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. She served as Vice President, Entrepreneur-in-Residence at Alnylam Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2014 to 2017. Dr. Sepp-Lorenzino earned a professional degree in biochemistry from the Universidad de Buenos Aires in Argentina and an M.S. and Ph.D. in biochemistry from New York University. Our Board of Directors believes that Dr. Sepp-Lorenzino is qualified to serve as a director based upon her extensive experience in research and development of nucleic acid therapies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

Paul B. Manning, age 67

Paul B. Manning has served as a member of our Board of Directors since March 2020. Mr. Manning currently serves as the Chief Executive Officer of PBM Capital Group, LLC, a private equity investment firm in the business of investing in healthcare and life-science related companies, which he founded in 2010. Mr. Manning has served as interim Chief Executive Officer of SalioGen Therapeutics, Inc., a private biopharmaceutical company, since November 2022. Mr. Manning currently serves as Chairman of the board of directors of Verrica Pharmaceuticals Inc., a publicly traded biopharmaceutical company, and on the boards of directors of Liquidia Corporation, a publicly traded biopharmaceutical company, and Candel Therapeutics, Inc., a publicly traded biopharmaceutical company. Additionally, he previously served on the boards of directors of Dova Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2016 to November 2019 and AveXis, Inc., a publicly traded gene therapy company, from 2014 to May 2018. Mr. Manning earned a B.S. in microbiology from the University of Massachusetts. Our Board of Directors believes that Mr. Manning is qualified to serve as a director based upon his more than 30 years of managerial and operational experience in the healthcare industry and as an investor in healthcare-related companies.

Kathleen Reape, M.D., age 57

Kathleen Reape has served as a member of our Board of Directors since November 2020. Dr. Reape has served as the Chief Development Officer of Akouos, Inc., a gene therapy company, since May 2021. She served as Chief Medical Officer of Spark Therapeutics, Inc. from September 2018 to March 2020 and as the Head of Clinical Research and Development from 2016 to September 2018. Dr. Reape received both her undergraduate and M.D. degrees from the University of Pennsylvania and completed her internship and residency at the University of Florida and University of Medicine and Dentistry of New Jersey. Our Board of Directors believes that Dr. Reape is qualified to serve as a director based upon her extensive experience in gene therapy and clinical research and development as well as her involvement with the regulatory approval of products, including small molecules, biologics, biosimilars and therapeutic devices. Immediately prior to the conclusion of the Annual Meeting, Dr. Reape will resign as a Class III director of our Board of Directors, and our Board has approved her appointment as a Class I director effective immediately prior to the conclusion of the Annual Meeting. Dr. Reape has notified the Board of Directors of her intention to resign from the Board in November 2023 in accordance with the governance guidelines of her employer and not as a result of any disagreement with the Company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Phillip B. Donenberg, age 62

Phillip B. Donenberg has served as a member of our Board of Directors since August 2020. Mr. Donenberg served as Senior Vice President and Chief Financial Officer of Jaguar Gene Therapy, LLC, a privately held early-stage gene therapy company, from February 2020 to March 2023. Mr. Donenberg has served on the board of directors and as chairman of the audit committee of AVROBIO, Inc., a publicly traded gene therapy company, since June 2018. Previously, Mr. Donenberg served as Chief Financial Officer and Senior Vice President of Assertio Therapeutics, Inc., a pharmaceutical company, from July 2018 to November 2018. He served as Senior Vice President and Chief Financial Officer of AveXis, Inc., a publicly traded gene therapy company, from 2017 to June 2018 and as Vice President, Corporate Controller from 2016 to 2017. Mr. Donenberg earned a B.S. in accountancy from the University of Illinois Champaign-Urbana College of Business and is a Certified Public Accountant. Our Board of Directors believes that Mr. Donenberg is qualified to serve as a director based on his financial expertise and his experience as a director and executive of companies in the biotechnology and pharmaceutical industries.

Sukumar Nagendran, M.D., age 57

Sukumar Nagendran has served as our President and Head of Research and Development since December 2022 and as a member of our Board of Directors since July 2020. Dr. Nagendran previously served as President, Research and Development and Chief Medical Officer at Jaguar Gene Therapy, LLC, from February 2020 to December 2022. Dr. Nagendran has served on the board of directors of Solid Biosciences Inc., a publicly traded life sciences company, since September 2018 and currently serves as an advisor to Encoded Therapeutics, Inc., a biotechnology company. He previously served on the board of directors of Health Sciences Acquisition Corp., a special purpose acquisition company, from March 2019 to December 2019 prior to its merger with Immunovant, Inc. Dr. Nagendran most recently served as Senior Vice President and Chief Medical Officer of AveXis, Inc., a publicly traded gene therapy company, from 2015 to May 2018. Dr. Nagendran earned a B.A. from Rutgers University and an M.D. from the University of Medicine and Dentistry of New Jersey and trained in Internal Medicine at Mayo Clinic in Rochester, Minnesota. Our Board of Directors believes that Dr. Nagendran is qualified to serve as a director based upon his more than 30 years of experience with gene therapy development and clinical development strategy.

BOARD DIVERSITY

The following Board Diversity Matrix provides the self-identified personal characteristics for our Board of Directors:

Board Diversity Matrix (As of April 27, 2023)

Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	2	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Our Board Diversity Matrix as of April 28, 2022 can be found in our proxy statement for the 2022 Annual Meeting filed with the SEC on April 28, 2022.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following three directors are independent directors within the meaning of the applicable Nasdaq listing standards: Phillip B. Donenberg, Kathleen Reape and Laura Sepp-Lorenzino. In making this determination, the Board concluded that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

We are not currently in compliance with the continued listing requirements as set forth in Nasdaq Listing Rule 5605(b)(1) regarding the composition of our Board because a majority of the board is not comprised of “independent directors.” We are relying on Nasdaq Listing Rule 5605(b)(1)(A), pursuant to which we must regain compliance with Nasdaq listing rules by having a board comprised of a majority of independent directors by the date of our 2023 Annual Meeting. We expect to regain compliance with Nasdaq Listing Rule 5605(b)(1) of the Nasdaq listing rules with respect to the composition of our Board within the cure period.

BOARD LEADERSHIP STRUCTURE

The Company’s Board of Directors is currently chaired by the Chief Executive Officer of the Company, Mr. Nolan. The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with Mr. Nolan) as compared to a relatively less informed independent Board. The Board intends to consider the appointment of a lead independent director in 2023 to help reinforce the independence of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of information security risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight. The Board has delegated to the Board’s Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 13 times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Clinical and Science Committee. The following table provides membership and meeting information for fiscal year 2022 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Clinical and Science
Phillip B. Donenberg	X	*	X
Paul B. Manning(1)			X		X	*
Sukumar Nagendran, M.D.(2)
Sean P. Nolan(3)
Kathleen Reape, M.D.(4)	X				X		X
Laura Sepp-Lorenzino, Ph.D.(5)	X		X	*			X

Total meetings in fiscal year 2022	5		3		—	(6)	2

*	Committee Chairperson
(1)	Mr. Manning was appointed to the Compensation Committee in December 2022 in connection with Mr. Nolan’s and Dr. Nagendran’s resignations from the Compensation Committee.
(2)

Prior to his appointment as the Company’s President and Head of Research and Development, Dr. Nagendran served on the Audit Committee and Compensation Committee. Dr. Nagendran resigned from the Audit Committee and Compensation Committee in December 2022.

(3)

Prior to his appointment as the Company’s Chief Executive Officer, Mr. Nolan served on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Nolan resigned from the Compensation Committee and Nominating and Corporate Governance Committee in December 2022.

(4)	Dr. Reape was appointed to the Audit Committee in December 2022 in connection with Dr. Nagendran’s resignation from the Audit Committee.
(5)	Dr. Sepp-Lorenzino was appointed to the Compensation Committee in December 2022 in connection with Mr. Nolan’s and Dr. Nagendran’s resignations from the Compensation Committee.
(6)	The Nominating and Corporate Governance Committee did not formally meet in 2022, but acted once by unanimous written consent.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of the Audit Committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member of the Audit Committee is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. As discussed above, Mr. Manning does not meet the applicable Nasdaq rules and regulations regarding “independence.” Mr. Manning is a member of the Compensation Committee and is chair of the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee is currently composed of three directors: Phillip B. Donenberg, Kathleen Reape and Laura Sepp-Lorenzino. The Audit Committee met five times during fiscal year 2022. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.tayshagtx.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board of Directors has also determined that Mr. Donenberg qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Donenberg’s level of knowledge and experience based on a number of factors, including his formal education, that he is a Certified Public Accountant and his experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit

Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Phillip B. Donenberg, Chair

Kathleen Reape, M.D.

Laura Sepp-Lorenzino, Ph.D.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, modify and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishing corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluating performance in light of these stated objectives;

•

reviewing and approving, or reviewing and recommending to the Board of Directors for approval, the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

•	reviewing and recommending to the Board for approval compensation arrangements for our directors;

•	overseeing administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and

•	reviewing our compensation policies and practices as they relate to risk management and risk-taking incentives.

The Compensation Committee is currently composed of three directors: Phillip B. Donenberg, Paul B. Manning and Laura Sepp-Lorenzino. Except for Mr. Manning, all members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). Although Mr. Manning is not an independent director, Section 5605(d)(2)(B) of the Nasdaq listing standards nonetheless permits the appointment of a non-independent director to the Compensation Committee if the Board, under exceptional and limited circumstances, determines that the non-independent director’s mentorship is required by the best interests of the Company and its stockholders. Based on Mr. Manning’s extensive experience with the Company and familiarity with the industry, the Board concluded that Mr. Manning’s appointment to, and membership on, the Compensation Committee was in the best interests of the Company and its stockholders. Further, a majority of the members of the Compensation Committee are independent directors. Mr. Manning will resign from the Compensation Committee once a suitable replacement can be appointed. The Compensation Committee met three times during fiscal year 2022. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.tayshagtx.com.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Aon plc. (“Aon”), the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. In addition, various members of management and other employees as well as outside advisors or consultants are frequently invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee engaged Aon as its compensation consultant. Our Compensation Committee identified Aon based on Aon’s general reputation in the industry. The Compensation Committee requested that Aon:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of the engagement, the Compensation Committee directed Aon to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Aon, the Compensation Committee recommended that the Board of Directors approve the recommendations of Aon.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2022, the Compensation Committee delegated authority to RA Session II, the Company’s former President and Chief Executive Officer, to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. During fiscal year 2022, Mr. Session exercised his authority to grant options to purchase an aggregate of 2,128,127 shares to non-officer employees.

Historically, the Compensation Committee has determined annual compensation for our executive officers during the first quarter of the year, including any adjustments to annual base salaries and approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the coming year. In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer when determining the compensation of the other executive officers. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance, which influences any adjustments the Committee approves to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with any criteria provided by the Board), reviewing and evaluating incumbent directors and the performance of the Board generally, making recommendations to the Board regarding the membership of the committees of the Board and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is currently composed of two directors: Paul B. Manning and Kathleen Reape. Mr. Manning will resign from the Nominating and Corporate Governance Committee once a suitable replacement can be appointed. The Nominating and Corporate Governance Committee did not formally meet during fiscal year 2022, but acted once by unanimous written consent. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.tayshagtx.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers other factors when considering potential candidates, including expertise relevant to the Company’s current and planned operations, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having commitment to support the Company’s long-term interests. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time as the Company’s needs change and evolve. Board diversity and inclusion is critical to the Company’s success. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may also consider diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and our Board’s approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful changes to the Board’s membership and identifies and considers qualities, skills and other director attributes that might enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the

Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that could impair the directors’ independence. The Nominating and Corporate Governance Committee also considers the results of the Board’s self-evaluation, which is conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and other factors. The Nominating and Corporate Governance Committee then uses its network to compile a list of potential candidates, which may include recommendations from a professional search firm when deemed appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the needs of the Board. The Nominating and Corporate Governance Committee then meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Taysha Gene Therapies, Inc., Attention: Corporate Secretary, 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247, at least 90 days, but not more than 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s Annual Meeting of Stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Clinical and Science Committee

The Clinical and Science Committee of the Board of Directors assists the Board in facilitating oversight of the Company’s clinical and scientific strategic direction. The Clinical and Science Committee regularly evaluates the Company’s clinical, preclinical and research and development pipeline and identifies and provides the Board with strategic advice on significant emerging science and technology issues, innovations and trends.

The Clinical and Science Committee is currently composed of two directors: Kathleen Reape and Laura Sepp-Lorenzino. The Clinical and Science Committee met twice during fiscal year 2022. The Board has not yet adopted a written Clinical and Science Committee Governance Committee charter but intends to consider the adoption of a charter in 2023.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Taysha Gene Therapies, Inc., 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Compliance Officer in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving our company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

The Company has adopted the Taysha Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.tayshagtx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

HEDGING POLICY

Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, or other inherently speculative transactions involving our equity securities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s consolidated financial statements since 2020. Representatives of Deloitte & Touche LLP are expected to be present online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$1,027,254	$983,703
Audit-related Fees(2)	11,546	10,624
Tax Fees(3)	43,050	—
All Other Fees(4)	2,051	—

Total Fees	$1,083,901	$994,327

(1)

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings, including registration statements for follow-on equity offerings.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.”

(3)	Tax fees consist of fees for professional services related to an Internal Revenue Code Section 382 study.
(4)

All other fees consist of aggregate fees billed for products and services provided by our independent registered public accounting firm other than those disclosed above and consist of fees for accessing Deloitte’s online accounting research tool.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSALS 3 AND 4

BACKGROUND

Our Board of Directors has unanimously approved a series of alternate amendments to our Certificate of Incorporation, each of which would:

•	effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from one-for-five (1:5) to one-for-twenty (1:20), inclusive; and

•

effect a reduction in the total number of authorized shares of our common stock (“Authorized Shares Reduction”), with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and, if Proposal 4 is also approved by our stockholders, the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the 2023 Annual Meeting and prior to the date of our 2024 Annual Meeting of Stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposals 3 and 4, and to grant authorization to our Board of Directors to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio, and if (and only if) a Reverse Stock Split is implemented, to implement the resulting corresponding Authorized Shares Reduction. The corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following a Reverse Stock Split.

Should we receive the required stockholder approvals for both Proposals 3 and 4, our Board of Directors will have the sole authority to elect, at any time on or prior to the date of our 2024 Annual Meeting of Stockholders, and without the need for any further action on the part of our stockholders: (1) whether to effect a Reverse Stock Split, and (2) if so, the number of whole shares of our common stock, between and including two and ten, that will be combined into one share of our common stock, with the resulting corresponding Authorized Shares Reduction as detailed under the captions “—Principal Effects of Reverse Stock Split” and “—Effects of Authorized Shares Reduction” in Proposals 3 and 4, respectively.

The implementation of Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then Proposal 4 will not be implemented. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Notwithstanding approval of Proposals 3 and 4 by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split and Authorized Shares Reduction, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the date of our 2024 Annual Meeting of Stockholders, the Authorized Shares Reduction will not be implemented and stockholder approval would again be required prior to implementing any Reverse Stock Split or Authorized Shares Reduction.

By approving Proposals 3 and 4, our stockholders will: (a) approve a series of alternate amendments to our Certificate of Incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including five (5) and twenty (20) could be combined into one share of common stock and (ii) the total number of authorized shares of our common stock would be reduced as detailed in Proposals 3 and 4; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board in its sole discretion, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

PROPOSAL 3

REVERSE STOCK SPLIT PROPOSAL

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation, which we refer to as the Reverse Split Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-five (1:5) and one-for-twenty (1:20), rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “—Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Reverse Split Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Reverse Split Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on The Nasdaq Global Select Market.    By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Global Select Market. To maintain our listing on The Nasdaq Global Select Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On April 25, 2023, we were notified by the Nasdaq Stock Market that we do not comply with the $1.00 minimum bid price requirement, as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar-day period, ending on October 23, 2023, within which to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more. If we do not regain compliance by October 23, 2023, we may be eligible for an additional 180 calendar-day compliance period if we elect to transfer to The Nasdaq Capital Market. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. Our failure to regain compliance during this period could result in delisting.

The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price per share of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•

Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•

Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement The Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 3, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•	the continued listing requirements for our common stock on The Nasdaq Stock Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

The failure of our stockholders to approve this Proposal 3 could have serious, adverse effects on us and our stockholders. We could be delisted from The Nasdaq Stock Market because shares of our common stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If The Nasdaq Stock Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. The Board of Directors expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse

Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications.    The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 3 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 3 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Taysha, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•	each 5 to 20 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•

if Proposal 4 is approved by our stockholders, then, depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced from 200,000,000 shares authorized to a range of 10,000,000 to 40,000,000 shares, as shown in the table below (as described above, this will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding);

•

if Proposal 4 is not approved by our stockholders, the total number of authorized shares of our common stock will remain at 200,000,000, resulting in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of April 24, 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares assuming that Proposal 4 is approved and the corresponding Authorized Shares Reduction is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	64,178,567	6,591,664	129,229,769
Post-Reverse Stock Split 1:5	40,000,000	12,835,713	1,318,333	25,845,954
Post-Reverse Stock Split 1:10	20,000,000	6,417,857	659,166	12,922,977
Post-Reverse Stock Split 1:15	13,333,333	4,278,571	439,444	8,615,318
Post-Reverse Stock Split 1:20	10,000,000	3,208,928	329,583	6,461,489

The following table contains approximate information, based on share information as of April 24, 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios assuming that Proposal 4 is not approved (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	64,178,567	6,591,664	129,229,769
Post-Reverse Stock Split 1:5	200,000,000	12,835,713	1,318,333	185,845,954
Post-Reverse Stock Split 1:10	200,000,000	6,417,857	659,166	192,922,977
Post-Reverse Stock Split 1:15	200,000,000	4,278,571	439,444	195,281,985
Post-Reverse Stock Split 1:20	200,000,000	3,208,928	329,583	196,461,489

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “TSHA” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 3 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 3.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, Taysha will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Global Select Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of April 24, 2023, there were 41 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal 3, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of Taysha following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Taysha or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.00001 per share after any Reverse Stock Split. As a result, on the Reverse Split Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split and, if Proposal 4 is approved, to effect the corresponding Authorized Shares Reduction, and we will not independently provide the stockholders with any such right if any Reverse Stock Split and the corresponding Authorized Shares Reduction are implemented.

Certain Material Federal Income Tax Consequences to U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder.

The discussion below only addresses stockholders who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the alternative minimum tax or the Medicare contribution tax on net investment income, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Our view regarding the tax consequences of the Reverse Stock Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock (as described below). A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

AUTHORIZED SHARE REDUCTION PROPOSAL

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for a Reverse Stock Split. The text of the proposed Certificate of Amendment to our Certificate of Incorporation, which we refer to as the Reverse Split Certificate of Amendment, is attached hereto as Appendix A.

The implementation of this Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then this Proposal 4 will not be implemented. Accordingly, if we do not receive the required stockholder approval for Proposal 3 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2024 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Reasons for the Authorized Shares Reduction; Certain Risks

As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 3 and 4 are approved by our stockholders and a Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced according to the schedule set forth under “—Effects of Authorized Shares Reduction” below. The reduction in the authorized number of shares of common stock will not be proportionate to the Reverse Stock Split ratio, though, so the practical effect of any Reverse Stock Split and the corresponding Authorized Shares Reduction would be to increase the number of authorized shares of our common stock relative to the number of shares outstanding.

As described in more detail under “—Reasons for Reverse Stock Split” in Proposal 3, our Board of Directors desires to have a sufficient number of unissued and unreserved authorized shares of common stock following the implementation of a Reverse Stock Split to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy. At the same time, the corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In this regard, if Proposal 3 is approved but this Proposal 4 is not approved, then the authorized number of shares of our common stock would not be reduced at all even if a Reverse Stock Split is implemented; accordingly, our Board of Directors believes that this Proposal 4 is in the best interests of Taysha and our stockholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented. However, the implementation of a Reverse Stock Split and the resulting effective increase in the number of authorized shares of our common stock relative to the number of shares outstanding, could, under certain circumstances, have anti-takeover implications, as described in more detail under “—Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split” in Proposal 3. Although we are not proposing a Reverse Stock Split as a result of any threat of a hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), stockholders should be aware that if Proposal 3 is approved but this Proposal 4 is not approved, the anti-takeover implications associated with any Reverse Stock Split may be enhanced due to the additional number of shares of common stock that could be used by us to deter or prevent changes in control.

Effects of Authorized Shares Reduction

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced, depending on the exact Reverse Stock Split ratio selected by the Board from 200,000,000 shares to a range from 10,000,000 to 40,000,000.

The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.00001 per share. The table below shows how the Reverse Stock Split ratio selected by the Board will determine the corresponding Authorized Shares Reduction if this Proposal 4 is approved and a Reverse Stock Split is implemented:

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized
None (current)	200,000,000
Post-Reverse Stock Split 1:5	40,000,000
Post-Reverse Stock Split 1:10	20,000,000
Post-Reverse Stock Split 1:15	13,333,333
Post-Reverse Stock Split 1:20	10,000,000

If this Proposal 4 is not approved, but Proposal 3 is approved and the Reverse Stock Split is implemented, then the authorized number of shares of our common stock would remain unchanged at 200,000,000. For additional information regarding the effects of a Reverse Stock Split, see “—Principal Effects of Reverse Stock Split” in Proposal 3.

Effective Date; Conditionality

The proposed Authorized Shares Reduction would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment.

Our Board of Directors intends to proceed with the Authorized Shares Reduction only if and when a Reverse Stock Split is implemented. Accordingly, should we not receive the required stockholder approval for Proposal 3 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2024 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction even if this Proposal 4 is approved. In this regard, the implementation of Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then Proposal 4 will not be implemented. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will nonetheless retain the option to implement a Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this Proposal 4.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of April 27, 2023, are as follows:

Name	Age	Position(s)
Sean Nolan	55	Chief Executive Officer and Director
Kamran Alam	45	Chief Financial Officer
Sukumar Nagendran, M.D.	57	President, Head of Research and Development and Director

The biographies of Mr. Nolan and Dr. Nagendran are set forth in “Proposal 1: Election of Directors” above.

Kamran Alam has served as our Chief Financial Officer since August 2020. Mr. Alam previously served as Senior Vice President, Finance and Principal Financial Officer of Rocket Pharmaceuticals, Inc., a biopharmaceutical company, from October 2019 to July 2020 and as Vice President, Finance at AveXis, Inc., a publicly traded gene therapy company, from April 2016 to October 2019. From 2013 to April 2016, he held positions of increasing responsibility at Aptinyx Inc., a publicly traded biopharmaceutical company, where at the time of his departure he was a Senior Director, Finance and Accounting. Mr. Alam is a Certified Public Accountant and earned a B.B.A. from the Ross School of Business at University of Michigan and an M.B.A. in finance from the Kelley School of Business at Indiana University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 15, 2023 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders
RA Session II(2)	9,861,494	15.3%
Astellas Gene Therapies, Inc. (3)	7,266,342	11.3%
Paul B. Manning(4)	6,994,166	10.9%
FMR LLC(5)	3,204,922	5.0%
Named Executive Officers and Directors
Sean P. Nolan(6)	1,135,326	1.8%
RA Session II(2)	9,861,494	15.3%
Kamran Alam(7)	178,059	*
Sukumar Nagendran, M.D.(8)	78,068	*
Phillip B. Donenberg(9)	51,672	*
Paul B. Manning(4)	6,994,166	10.9%
Kathleen Reape, M.D.(10)	41,333	*
Laura Sepp-Lorenzino, Ph.D.(11)	41,333	*
All current executive officers and directors as a group (7 persons)(12)	8,519,957	13.2%

*	Represents ownership of less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 64,178,567 shares outstanding on April 15, 2023, adjusted as required by rules promulgated by the SEC. Except as otherwise noted below, the address for persons listed in the table is c/o Taysha Gene Therapies, Inc., 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247.

(2)

Consists of (a) 9,420,842 shares of common stock, (b) 141,090 shares of common stock held by the Session 2020 Annuity Trust I, of which Mr. Session is the trustee and has sole voting and investment power with respect to the shares held by such trust, (c) 141,090 shares of common stock held by the Session 2020 Annuity Trust II, of which Mr. Session is the trustee and has sole voting and investment power with respect to the shares held by such trust, and (d) 158,472 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023. Mr. Session ceased serving as our President and Chief Executive Officer in December 2022 and as a member of our Board of Directors in March 2023. Pursuant to the terms of his separation agreement, all equity awards ceased vesting upon his departure from the Board of Directors. Pursuant to the terms of our 2020 Stock Incentive Plan, Mr. Session may exercise outstanding options for a period of three months following cessation of his continuous service with the Company.

(3)

Astellas Gene Therapies, Inc., or Astellas, shares voting and investment power with respect to all shares of common stock it beneficially owns with Astellas Pharma, Inc., a company organized under the laws of Japan, and Astellas US Holding, Inc., a company incorporated under the laws of the State of Delaware. The address of the principal business office of Astellas Gene Therapies, Inc. is 225 Gateway Blvd., South San Francisco, California 94080.

(4)

Consists of (a) 1,500,000 shares of common stock, (b) 3,195,205 shares of common stock held by The Paul B. Manning Revocable Trust dated May 10, 2000, of which Mr. Manning is the trustee and has sole voting and investment power with respect to the shares held by such trust, (c) 2,091,704 shares of common stock held by BKB Growth Investments, LLC, (d) 142,202 shares of common stock held by Paul & Diane Manning JTWROS, (e) 22,000 shares of common stock held by BKB G2 Investments LLC and (f) 43,055 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023. Mr. Manning is a co-manager of Tiger Lily Capital, LLC, the manager of BKB Growth Investments, LLC and BKB G2 Investments LLC, and has shared voting and investment power with respect to the shares held by BKB Growth Investments, LLC and BKB G2 Investments LLC. The business address for each person and entity named in this footnote is 200 Garrett Street, Suite S, Charlottesville, Virginia 22902.

(5)

This information has been obtained from a Schedule 13G/A filed on February 9, 2023 by FMR LLC. Abigail P. Johnson is a director, the chairman, the chief executive officer and the president of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC has the sole voting power with respect to the shares. Both FMR LLC and Abigail P. Johnson may be considered to have sole investment power with respect to the shares. The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(6)

Consists of (a) 1,091,101 shares of common stock held by Nolan Capital, LLC, (b) 1,170 shares of common stock held by Sean P. Nolan, individually and (c) 43,055 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023. Mr. Nolan is the President of Nolan Capital, LLC and has shared voting and investment power with respect to the shares held by Nolan Capital, LLC. The business address for each person and entity named in this footnote is 8 The Green, Ste. R, Dover, Delaware 19901.

(7)	Consists of (a) 100,560 shares of common stock and (b) 77,499 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023.
(8)	Consists of (a) 29,226 shares of common stock and (b) 48,842 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023.
(9)	Consists of (a) 3,000 shares of common stock and (b) 48,672 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023.
(10)	Consists of 41,333 shares of common stock issuable upon the exercise of options within 60 days of April 15, 2023.
(11)	Consists of 41,333 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023.
(12)	Consists of (a) 8,176,168 shares of common stock and (b) 343,789 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 15, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that a late Form 4 was filed on behalf of RA Session II reporting the grant of an option to purchase 199,500 shares of common stock awarded in the discretion of the Compensation Committee for 2021 performance, which was due November 14, 2022 but was filed on December 23, 2022.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation		Total
Sean Nolan Chief Executive Officer and Director(3)	2022	25,000	—		1,800,276		74,000	(4)	1,899,276

RA Session II Former President, Chief Executive Officer and Director(5)	2022	537,939	271,400	(7)	1,153,690		173	(6)	1,963,202
	2021	542,800	—		4,028,250		150	(6)	4,571,200

Kamran Alam Chief Financial Officer	2022	401,700	156,000	(7)	498,215	136,578	9,330	(8)	1,201,823
	2021	390,000	—		1,412,006		5,515	(8)	1,807,521

Sukumar Nagendran, MD President and Head of Research and Development(9)	2022	23,542	—		1,285,910		54,093	(4)	1,363,545

(1)

This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to ASC Topic 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K (File No. 001-39536) filed with the SEC on March 28, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)

Mr. Nolan’s service with us commenced in December 2022. The 2022 salary reported reflects the pro rata portion of Mr. Nolan’s annual salary of $600,000 earned during 2022 from commencement of his employment through December 31, 2022. Mr. Nolan was not a named executive officer for 2021, and as a result, his compensation for that year has been omitted pursuant to applicable SEC rules and regulations.

(4)	Represents fees earned as a director prior to such executive’s appointment as an executive officer in December 2022.
(5)

Mr. Session ceased serving as our President and Chief Executive Officer in December 2022 and as a member of our Board of Directors in March 2023. Mr. Session did not receive any additional compensation in his capacity as a director in 2022 or 2021. The 2022 salary reported reflects the pro rata portion of Mr. Session’s annual salary of $542,800 earned during 2022 through the date on which his service with us as President and Chief Executive Officer concluded.

(6)	Represents life insurance premiums for employee benefit.
(7)

On November 10, 2022, the Compensation Committee approved discretionary performance bonuses, with respect to overall corporate and individual executive achievements in 2021, of $271,400 and $156,000 for each of Messrs. Session and Alam, respectively. With respect to Mr. Session’s performance bonus, the Compensation Committee offered Mr. Session the opportunity, and Mr. Session elected, to receive his bonus in the form of an option to purchase 199,500 shares of our common stock. On March 6, 2023, upon mutual agreement, the option was cancelled and replaced with an award of 251,296 vested shares of the Company’s common stock.

(8)	Represents Company matching contributions to benefit plans (e.g., company 401(k) matching) and life insurance premiums for employee benefit.
(9)

Dr. Nagendran’s service with us commenced in December 2022. The 2022 salary reported reflects the pro rata portion of Dr. Nagendran’s annual salary of $565,000 earned during 2022 from commencement of his employment through December 31, 2022. Dr. Nagendran was not a named executive officer for 2021, and as a result, his compensation for that year has been omitted pursuant to applicable SEC rules and regulations.

Narrative to Summary Compensation Table

The Compensation Committee of our Board of Directors has historically determined our executives’ compensation, including the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer without members of management present.

Annual Base Salary

We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their expertise, experience, knowledge, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Merit-based increases to salaries are based on management’s assessment of the named executive officer’s individual performance.

With respect to the year ended December 31, 2022, the Compensation Committee approved a base salary of $401,700 for Mr. Alam and determined to not approve changes to the base salaries for Mr. Nolan or Dr. Nagendran.

Bonus

On November 10, 2022, the Compensation Committee approved discretionary performance bonuses, with respect to overall corporate and individual executive achievements in 2021, of $271,400 and $156,000 for each of Messrs. Session and Alam, respectively. With respect to Mr. Session’s performance bonus, the Compensation Committee offered Mr. Session the opportunity, and Mr. Session elected, to receive his bonus in the form of an option to purchase 199,500 shares of our common stock. As originally granted, 25% of the total number of shares underlying the option would vest and become exercisable on November 10, 2023 and the remainder would vest and become exercisable in 36 equal monthly installments thereafter, subject to Mr. Session’s continuous service through each applicable vesting date. On March 6, 2023, upon mutual agreement, the option was cancelled and replaced with an award of 251,296 vested shares of the Company’s common stock.

Non-Equity Incentive Plan Compensation

Our named executive officers are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives established by the Board of Directors. Each named executive officer has a target annual incentive opportunity, calculated as a percentage of annual base salary, and may earn more or less than the target amount based on our company’s and his individual performance. For 2022, the target annual incentive opportunities as a percentage of base salary for our named executive officers were 50% for Mr. Session and 40% for Mr. Alam. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives, and may be paid in cash or equity. The Compensation Committee determined that the percentage attainment of our corporate goals for 2022 was 85% and approved an individual performance achievement payout for Mr. Alam in the amount reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.” The Compensation Committee used its discretion to award such annual incentive compensation to Mr. Alam as follows, each awarded under the Company’s 2020 Stock Incentive Plan on February 2, 2023:

Option to Purchase Shares of Common Stock	Restricted Stock Unit (“RSU”)	Grant Date Fair Value
49,846(1)	24,923(2)	$136,578

(1)

(a) 24,923 shares underlying this option are subject to time-based vesting wherein 25% of the shares shall vest and become exercisable on February 2, 2024 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, (b) 12,461 shares underlying this option shall vest upon the achievement of the closing price of the Company’s common stock on Nasdaq of at least $4.00 per share on or before December 31, 2023, and (c) the remaining shares underlying this option shall vest only upon the achievement of certain clinical trial milestones, in each case subject to Mr. Alam’s continuous service through each applicable vesting date.

(2)

(a) 12,461 shares underlying this RSU shall vest 25% on each of February 2, 2024, February 2, 2025, February 2, 2026 and February 2, 2027 (b) 6,230 shares underlying this RSU shall vest upon the achievement of the closing price of the Company’s common stock on Nasdaq of at least $4.00 per share on or before December 31, 2023, and (c) the remaining shares underlying this RSU shall vest only upon the achievement of certain clinical trial milestones, in each case subject to Mr. Alam’s continuous service through each applicable vesting date.

Mr. Session was not eligible to receive annual incentive compensation for 2022 as his employment ended in December 2022. Pursuant to their respective executive compensation agreements, Mr. Nolan and Dr. Nagendran did not become eligible for an annual discretionary bonus until calendar year 2023.

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. Following the completion of our initial public offering, we grant all equity awards pursuant to our 2020 Stock Incentive Plan.

On February 23, 2022, the Compensation Committee granted options to purchase 217,850 and 80,000 shares of our common stock to each of Messrs. Session and Alam, respectively, at a per-share exercise price of $5.96. Each option vested and became exercisable as to 25% of the total number of shares underlying the option on February 23, 2023, and the remainder will vest and become exercisable in 36 substantially equal monthly installments thereafter, subject to each named executive officer’s continuous service to us through each applicable vesting date.

On April 6, 2022, the Compensation Committee granted options to purchase 40,000 shares of our common stock to Mr. Alam at a per-share exercise price of $6.52. The option vested and became exercisable as to 25% of the total number of shares underlying the option on April 6, 2023 and the remainder will best and become exercisable in 36 equal monthly installments thereafter, subject to Mr. Alam’s continuous service to us through each applicable vesting date.

Mr. Nolan and Dr. Nagendran’s service with us commenced in December 2022. In connection with their service as non-employee directors prior to their respective appointments, on June 17, 2022 Mr. Nolan and Dr. Nagendran each received a grant of options to purchase 15,500 shares of common stock at a per-share exercise price of $2.81. The shares shall vest on the earlier of June 17, 2023 and the Annual Meeting. In accordance with their respective employment agreements, on December 30, 2022 the Compensation Committee granted Mr. Nolan and Dr. Nagendran options to purchase 1,106,131 and 790,093 shares of common stock at a per-share exercise price of $2.26. 25% of the shares subject to each option vest on December 16, 2023, and the remaining shares vest in 36 equal monthly installments thereafter, subject to each named executive officer’s continuous service to us through each applicable vesting date.

Outstanding Equity Awards as of December 31, 2022

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2022. All awards listed in the below table were granted under our 2020 Stock Incentive Plan, with the exception of the April 2020 award to Mr. Session, which was granted under our 2020 Equity Incentive Plan.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Sean Nolan	9/23/2020	23,250	7,750	(3)	20.00	9/22/2030
	6/17/2021	15,500			25.04	6/16/2031
	6/17/2022		15,500	(4)	2.81	6/16/2032
	12/30/2022		1,106,131	(5)	2.26	12/29/2032
RA Session II(6)	4/1/2020							85,494	(7)	193,216
	1/19/2021	95,689	104,011	(8)	31.00	1/18/2031	(6)
	2/23/2022		217,850	(9)	5.96	2/22/2032	(6)
	11/10/2022		199,500	(10)	1.95	11/9/2032	(10)
Kamran Alam	09/23/2020							165,561	(11)	374,168
	01/19/2021	33,541	36,459	(8)	31.00	1/18/2031
	02/23/2022		80,000	(9)	5.96	2/22/2032
	04/6/2022		40,000	(12)	6.52	4/5/2032
Sukumar Nagendran	9/2/2020	4,936	3,235	(13)	14.90	9/2/2030
	09/23/2020	23,250	7,750	(3)	20.00	9/23/2030
	6/17/2021	15,500			25.04	6/16/2031
	6/17/2022		15,500	(4)	2.81	6/16/2032
	12/30/2022		790,093	(5)	2.26	12/29/2032

(1)

All of the option awards listed in the table were granted with a per share exercise price equal to or above the estimated fair market value of our common stock on the date of grant. The fair market value of one share of common stock is determined to be equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant (or the closing price on the last preceding date for which such quotation exists).

(2)	The market value of our common stock is based on the closing price of our common stock on the Nasdaq Global Market on December 31, 2022.
(3)	The shares underlying the option vest and become exercisable in 36 equal monthly installments, subject to the named executive officer’s continuous service through each applicable vesting date.
(4)	The shares underlying the option vest on the earlier of June 17, 2023 and the Annual Meeting, subject to the named executive officer’s continuous service through each applicable vesting date.
(5)

25% of the total number of shares underlying the option shall vest and become exercisable on December 16, 2023 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

(6)

Mr. Session ceased serving as our President and Chief Executive Officer in December 2022 and as a member of our Board of Directors in March 2023. Pursuant to the terms of his separation agreement, all equity awards ceased vesting upon his departure from the Board of Directors. Pursuant to the terms of our 2020 Stock Incentive Plan, (i) Mr. Session may exercise outstanding options for a period of three months following cessation of his continuous service with the Company, and (ii) unvested portions of any restricted stock awards held by Mr. Session were forfeited.

(7)

The shares underlying this restricted common stock award vested, with respect to 33% of the award on April 1, 2021, and the remaining shares vest in 24 equal monthly installments, subject to Mr. Session’s continuous service through each applicable vesting date. See Note 6 regarding Mr. Session’s outstanding equity awards.

(8)

25% of the total number of shares underlying the option vested and became exercisable on January 19, 2022 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date. See Note 6 regarding Mr. Session’s outstanding equity awards.

(9)

25% of the total number of shares underlying the option vested and became exercisable on February 23, 2023 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date. See Note 6 regarding Mr. Session’s outstanding equity awards.

(10)

On November 10, 2022, the Compensation Committee in its discretion approved a $271,400 performance bonus for Mr. Session. The Compensation Committee offered Mr. Session the opportunity to receive his bonus in the form of an option to purchase 199,500 shares of the Company’s common stock. As originally granted, 25% of the total number of shares underlying the option would vest and become exercisable on November 10, 2023 and the remainder would vest and become exercisable in 36 equal monthly installments thereafter, subject to Mr. Session’s continuous service through each applicable vesting date. On March 6, 2023, upon mutual agreement, the option was cancelled and replaced with an award of 251,296 vested shares of the Company’s common stock.

(11)

The shares underlying the restricted stock unit vest in four equal annual installments on each of August 17, 2021, August 17, 2022, August 17, 2023 and August 17, 2024, subject to the named executive officer’s continuous service as of each such vesting date.

(12)

25% of the total number of shares underlying the option vested and became exercisable on April 6, 2023 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

(13)

25% of the total number of shares underlying the option vested and became exercisable on July 28, 2021, with the remaining shares vesting in equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

Retirement Benefits and Other Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2022 other than our 401(k) plan described below. During 2022, our named executive officers were eligible to participate in our employee benefit plans on the same basis offered to our employees generally, including health insurance and group life insurance benefits.

We maintain a 401(k) plan that is intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, which our named executive officers are eligible to participate in on the same basis as our other employees. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Code. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. We may make discretionary matching contributions of 100% of employee contributions, up to an annual maximum of 3% of eligible compensation per calendar year for each employee. We generally do not provide perquisites or personal benefits except in very limited circumstances, and we did not provide any perquisites to our named executive officers in 2022.

Employment Agreements with our Named Executive Officers

Employment Agreement with Mr. Nolan

We have entered into an executive employment agreement with Mr. Nolan, which reflects an initial annual base salary of $600,000, which is subject to adjustment at the discretion of the Board of Directors, and an annual bonus target equal to 60% of Mr. Nolan’s base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board of Directors.

Pursuant to the executive employment agreement, if we terminate Mr. Nolan’s employment without “Cause,” or if Mr. Nolan terminates his employment for “Good Reason” (each, as defined in the executive employment agreement), he will be entitled to continued payment of his base salary for twelve (12) months and payment or reimbursement of COBRA premiums for twelve (12) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Such severance benefits are conditioned upon Mr. Nolan’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The executive employment agreement further provides that Mr. Nolan is entitled to severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

Amended and Restated Employment Agreement with Mr. Session

We previously entered into an amended and restated executive employment agreement with Mr. Session, which reflected an initial annual base salary of $542,800, which was subject to adjustment at the discretion of our Board of Directors, and an annual bonus target equal to 50% of Mr. Session’s annual base salary, which was to be awarded based upon the achievement of individual and company performance goals as determined by our Board of Directors.

Pursuant to the amended and restated executive employment agreement, if we had terminated Mr. Session’s employment without “Cause,” or if Mr. Session had terminated his employment for “good reason” (each, as defined in the executive employment agreement), he would have been entitled to continued payment of his base salary for 12 months and his then-outstanding equity awards would have vested in full. Such severance and acceleration benefits were conditioned upon Mr. Session’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property.

Separation Agreement with Mr. Session

On December 16, 2022, Mr. Session, resigned from his operating role, effective immediately. In connection with his resignation, we entered into a separation agreement with Mr. Session, dated as of March 7, 2023 (the “Separation Agreement”), providing for the terms of Mr. Session’s separation from employment with the Company. Under the Separation Agreement, we have agreed, provided that Mr. Session does not revoke the Separation Agreement, to provide Mr. Session with the following separation payments and benefits (i) salary continuation payments, in an aggregate amount equal to his annualized base salary as of the Separation Date payable on the Company’s regular payroll commencing on the first payroll run occurring on or after March 15, 2023, and continuing for 12 months thereafter, less all applicable taxes and withholdings; and (ii) subject to Mr. Session’s election of COBRA, payment of the premiums for group health and/or dental insurance coverage under COBRA until the earlier of (a) December 31, 2023, (b) the date on which Mr. Session becomes eligible to receive group health insurance coverage through another employer, or (c) the date Mr. Session to be eligible for COBRA continuation coverage for any reason. The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to disparage.

In connection with Mr. Session’s execution of the Separation Agreement, the Compensation Committee awarded Mr. Session 251,296 vested shares of the Company’s common stock, which replaced the canceled award of an option to purchase 199,500 shares of the Company’s common stock.

Amended and Restated Offer Letter with Mr. Alam

We have entered into an amended and restated offer letter with Mr. Alam. The amended and restated offer letter reflects an initial annual base salary of $390,000, which is subject to adjustment at the discretion of our Board of Directors, and an annual bonus target equal to 40% of Mr. Alam’s annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board of Directors.

Pursuant to the amended and restated offer letter, if we terminate Mr. Alam’s employment without “Cause,” or if Mr. Alam terminates his employment for “good reason” (each, as defined in the amended and restated offer letter), he will be entitled to continued payment of his base salary for 12 months. Such severance benefits are conditioned upon the Mr. Alam’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The amended and restated offer letter further provides that Mr. Alam is entitled to the severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Sukumar Nagendran, M.D.

We have entered into an executive employment agreement with Dr. Nagendran, which reflects an initial annual base salary of $565,000, which is subject to adjustment at the discretion of the Board of Directors, and an annual bonus target equal to 50% of Dr. Nagendran’s base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board of Directors.

Pursuant to the executive employment agreement, if we terminate Dr. Nagendran’s employment without “Cause,” or if Dr. Nagendran terminates his employment for “Good Reason” (each, as defined in the executive employment agreement), he will be entitled to continued payment of his base salary for twelve (12) months and payment or reimbursement of COBRA premiums for twelve (12) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Such severance benefits are conditioned upon Dr. Nagendran’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The executive employment agreement further provides that Dr. Nagendran is entitled to severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is eligible to receive severance benefits under the terms of our Change in Control Severance Plan adopted by the Board of Directors in September 2020.

The Change in Control Severance Plan provides for severance benefits upon a “covered termination” that occurs during a “change in control period” (each as described below). Upon a covered termination that occurs during a change in control period, participants will be entitled to a lump sum payment equal to the participant’s base salary for a specified period (18 months for Mr. Nolan, 15 months for Dr. Nagendran and 12 months Mr. Alam), a lump sum payment equal to a multiple of the participant’s target annual bonus (150% for Mr. Nolan and 100% for each of Dr. Nagendran and Mr. Alam), payment of continued group health benefits for a period of months (18 months for Mr. Nolan, 15 months for Dr. Nagendran and 12 months for Mr. Alam) and full accelerated vesting of all outstanding equity awards (including performance-based awards, which shall vest at 100% of target).

All severance benefits under the Change in Control Severance Plan are subject to the participant’s execution of an effective release of claims against the company and compliance with the terms of any confidential information agreement, proprietary information and inventions agreement and any other agreement between the participant and the Company. For purposes of the Change in Control Severance Plan, a “covered termination” is a termination of employment by the Company without “Cause,” as defined in the Change in Control Severance Plan, or as a result of the participant’s resignation for “good reason,” as defined in the Change in Control Severance Plan, in either case, not as a result of death or disability. For purposes of the Change in Control Severance Plan, a “change in control period” is the period of time beginning on the date on which a “change in control,” as defined in the 2020 Stock Incentive Plan, becomes effective (or, in the case of Mr. Nolan and Dr. Nagendran, the period beginning three months prior to the date on which a change in control becomes effective) and ending on the first anniversary of the effective date of such change in control.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of our non-employee directors. RA Session II, our former President and Chief Executive Officer, was also a member of our Board of Directors during fiscal year 2022 but did not receive any additional compensation for service as a director. Compensation information for Sean Nolan and Sukumar Nagendran is set forth in “Executive Compensation” above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Phillip B. Donenberg	55,000	29,140	84,140
Paul B. Manning	43,000	29,140	72,140
Kathleen Reape, M.D.	43,076	29,140	72,216
Laura Sepp-Lorenzino, Ph.D.	44,538	29,140	73,678

(1)

The amounts disclosed represent the aggregate grant date fair value of the stock options granted under our 2020 Stock Incentive Plan, computed in accordance with ASC Topic 718. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K (File No. 001-39536) filed with the SEC on March 28, 2023. This amount does not reflect the actual economic value that may be realized by such director.

(2)	The table below shows the aggregate number of option awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2022:

Name	Number of Outstanding Options
Phillip B. Donenberg	70,171
Paul B. Manning	62,000
Kathleen Reape, M.D.	62,000
Laura Sepp-Lorenzino, Ph.D.	62,000

Narrative to Director Compensation Table

Our Board of Directors has adopted a Non-Employee Director Compensation Policy, pursuant to which each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors.

Each eligible director will receive an annual cash retainer of $35,000 for serving on our Board of Directors, and the independent chairperson of the Board of Directors will receive an additional annual cash retainer of $30,000 for his or her service. The chairperson of the Audit Committee and the chairperson of the Clinical and Science Committee of our Board of Directors will be entitled to an additional annual cash retainer of $15,000, the chairperson of the Compensation Committee of our Board of Directors will be entitled to an additional annual cash retainer of $10,000 and the chairperson of the Nominating and Corporate Governance Committee of our Board of Directors will be entitled to an additional annual cash retainer of $8,000. The members of the Audit Committee and the members of the Clinical and Science Committee of our Board of Directors will be entitled to an additional annual cash retainer of $7,500, the members of the Compensation Committee of our Board of Directors will be entitled to an additional annual cash retainer of $5,000 and the members of the Nominating and Corporate Governance Committee of our Board of Directors will be entitled to an additional annual cash retainer of $4,000; however, in each case such cash retainer is payable only to members who are not the chairperson of such committee.

In addition, upon the pricing of our initial public offering, each eligible director was granted a non-statutory stock option to purchase 31,000 shares of our common stock at the initial public offering price under our 2020 Stock Incentive Plan, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through each vesting date. Each new eligible director who joins our Board of Directors will be granted a non-statutory stock option to purchase 31,000 shares of our common stock under our 2020 Stock Incentive Plan, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through each vesting date.

On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a non-statutory stock option to purchase 15,500 shares of our common stock under our 2020 Stock Incentive Plan, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date.

Each option awarded to eligible directors under the Non-Employee Director Compensation Policy will be subject to accelerated vesting upon a Change in Control (as defined in the 2020 Stock Incentive Plan).

The exercise price per share of each stock option granted under the Non-Employee Director Compensation Policy will be equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us (provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2022.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,415,922	(1)	9.83	(2)	673,666	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	7,415,922		9.83		673,666

(1)	Consists of shares underlying options and restricted stock units granted pursuant to our 2020 Equity Incentive Plan and 2020 Stock Incentive Plan.
(2)

The weighted-average exercise price includes 1,257,844 shares included in column a that are issuable upon vesting of restricted stock units which have no exercise price. The weighted average exercise price of the outstanding options was $11.84 per share as of December 31, 2022.

(3)

Includes our 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2020 Stock Incentive Plan automatically increases on January 1 of each year, continuing through and including January 1, 2030, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 3,160,375 shares of common stock that are available for issuance under the 2020 Stock Incentive Plan on January 1, 2023, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2020 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2030, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 632,075 shares of common stock that are available for issuance under the 2020 Employee Stock Purchase Plan on January 1, 2023, which is not reflected in the table above. No shares have been issued under the 2020 Employee Stock Purchase Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

In September 2020, we adopted a related person transaction policy, which we amended in April 2022, that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of such person’s immediate family members and any entity owned or controlled by such person.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Our Relationship with UT Southwestern

In November 2019, we entered into a research, collaboration and license agreement (the “UT Southwestern Agreement”) with The University of Texas Southwestern Medical Center (“UT Southwestern”). We are also obligated to provide research and development funding pursuant to certain sponsored research agreements entered into beginning in April 2020 in connection with the UT Southwestern Agreement. We paid an aggregate of $8.2 million to UT Southwestern under the sponsored research agreements during the year ended December 31, 2021, during which time UT Southwestern was a beneficial owner of more than 5% of our capital stock. UT Southwestern was not a beneficial owner of more than 5% of our capital stock at any time during the year ended December 31, 2022.

In January 2021, we launched an innovation fund with UT Southwestern, pursuant to which we support UT Southwestern’s gene therapy discovery activities. We will have an exclusive option on new programs and intellectual property associated with, and arising from, the research conducted under this arrangement.

Astellas Transactions

Astellas is the beneficial owner of greater than 5% of our capital stock. On October 21, 2022, we entered into an Option Agreement (the “Option Agreement”) with Astellas (f/k/a Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy)), granting Astellas an exclusive option to obtain exclusive, worldwide, royalty and milestone-bearing rights and licenses related to two of our clinical programs, TSHA-120 and TSHA-102. As partial consideration for the rights granted to Astellas under the Option Agreement, Astellas paid us a one-time payment in the amount of $20.0 million in November 2022.

Also on October 21, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”), with Astellas, pursuant to which we agreed to issue and sell to Astellas in a private placement (the “Private Placement”) an aggregate of 7,266,342 shares of our common stock for aggregate gross proceeds of approximately $30.0 million. The Private Placement closed on October 24, 2022. Pursuant to the Securities Purchase Agreement, in connection with the Private Placement, Astellas has the right to designate one individual to attend all meetings of the Board in a non-voting observer capacity.

October 2022 Public Offering

On October 26, 2022, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”), to issue and sell 14,000,000 shares of our common stock in an underwritten public offering (the “Offering”). The offering price to the public was $2.00 per share and the Underwriter purchased the shares from us pursuant to the Underwriting Agreement at a price of $1.88 per share. The offering closed on October 31, 2022 and we received net proceeds of $26.0 million after deducting underwriting discounts, commissions and offering expenses. Entities affiliated with Mr. Manning, a member of our Board of Directors and a beneficial owner of greater than 5% of our capital stock, purchased 1,500,000 shares of our common stock in the Offering at the public offering price for an aggregate purchase price of $3.0 million.

Employment Arrangements

We have entered into employment agreements or offer letter agreements with certain of our executive officers and separation agreements with certain of our former executive officers. For more information regarding our employment agreements with our named executive officers, see “Executive Compensation—Employment Agreements with our Named Executive Officers.”

We also employ Patrick Nolan as our Business Development Manager. Patrick Nolan is the son of Sean P. Nolan, our Chief Executive Officer and Chairman of our Board of Directors. We paid total compensation for Patrick Nolan in an aggregate amount of $99,440 and $140,556 during the years ended December 31, 2022 and 2021.

Indemnification Agreements

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to our company. Under our amended and restated bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware law. We have also entered into indemnity agreements with our executive officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of our company, and otherwise to the fullest extent permitted under Delaware law and our amended and restated bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Taysha Gene Therapies, Inc., Attention: Corporate Secretary, 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Kamran Alam

Kamran Alam
Chief Financial Officer and Corporate Secretary

Dated: May 8, 2023

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Taysha Gene Therapies, Inc., Attention: Corporate Secretary, Taysha Gene Therapies, Inc., 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247.

APPENDIX A

Reverse Split Certificate of Amendment

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TAYSHA GENE THERAPIES, INC.

Taysha Gene Therapies, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Company is Taysha Gene Therapies, Inc., and that this corporation was originally incorporated in Texas pursuant to the Texas Business Organizations Code.

SECOND: That the Company subsequently converted to a corporation incorporated under the DGCL and filed the Certificate of Incorporation on February 13, 2020 under the name Taysha Gene Therapies, Inc., which was amended and restated on March 4, 2020 and July 2, 2020, amended on July 28, 2020 and September 16, 2020 and amended and restated on September 28, 2020.

THIRD: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation (the “Certificate of Incorporation”), as follows:

Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]1 (the “Effective Time”), each [five (5) / ten (10) / fifteen (15) / twenty (20)]2 shares of the Company’s Common Stock, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares

[1]	Insert next business day after filing with the Secretary of State of the State of Delaware.
[2]

These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including five (5) and twenty (20) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Section A of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Company shall have authority to issue is [50,000,000 / 30,000,000 / 23,333,333 / 20,000,000] shares consisting of (i) [40,000,000 / 20,000,000 / 13,333,333 / 10,000,000] shares of Common Stock (the “Common Stock”), $0.00001 par value per share, and (ii) 10,000,000 shares of Preferred Stock (the “Preferred Stock”), $0.00001 par value per share.”

FOURTH: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

FIFTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

SIXTH: This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]3.

[SIGNATURE PAGE FOLLOWS]

[3]	Insert next business day after filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Taysha Gene Therapies, Inc. has caused this Certificate of Amendment to be executed by its Chief Executive Officer as of [***DATE***].

By:
Sean P. Nolan Chief Executive Officer

TAYSHA GENE THERAPIES SCAN TO VIEW MATERIALS & VOTE w TAYSHA GENE THERAPIES, INC. 3000 PEGASUS PARK DRIVE VOTE BY INTERNET SUITE 1430 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above DALLAS, TEXAS 75247 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/TSHA2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V16983-P91466 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TAYSHA GENE THERAPIES, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. each nominee: 1. To elect the Board’s Class III Director nominees, ! ! ! Sean P. Nolan and Laura Sepp-Lorenzino, Ph.D., to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders. Nominees: 01) Sean P. Nolan 02) Laura Sepp-Lorenzino, Ph.D. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm ! ! ! of the Company for the year ending December 31, 2023. 3. To approve a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse ! ! ! stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-five (1:5) to one-for-twenty (1:20), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2024 Annual Meeting of Stockholders. 4. To approve a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and ! ! ! implemented, a reduction in the total number of authorized shares of the Company’s common stock as illustrated in the table under the caption “Effects of Authorized Shares Reduction” in the section of the Company’s proxy statement for the annual meeting entitled “Authorized Share Reduction Proposal.” NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V16984-P91466 TAYSHA GENE THERAPIES, INC. Annual Meeting of Stockholders June 22, 2023 11:00 a.m., Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) acknowledge(s) receipt of the Notice of the 2023 Annual Meeting of Stockholders of Taysha Gene Therapies, Inc. and the Proxy Statement and hereby appoint(s) Sean P. Nolan and Kamran Alam, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of Common Stock of Taysha Gene Therapies, Inc. that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on Thursday, June 22, 2023, which will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online at www.virtualshareholdermeeting.com/TSHA2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof. Continued and to be signed on reverse side